EXHIBIT 10.9.3

GUARANTY

This GUARANTY (this “Guaranty”), dated as of March 5, 2002, is made by Silver Legacy Capital Corp., a Nevada corporation (“Guarantor”), in favor of Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) under the Credit Agreement referred to below, and each of the lenders that are party to such Credit Agreement (each a “Lender” and collectively, the “Lenders”), with reference to the following facts:

RECITALS

1.             Pursuant to that certain Second Amended and Restated Credit Agreement dated as of March 5, 2002 entered into among Circus and Eldorado Joint Venture, a Nevada general partnership (the “Borrower”), the Lenders and the Administrative Agent (such Second Amended and Restated Credit Agreement, as it may hereafter be amended, extended, renewed, supplemented, or otherwise modified from time to time, being the “Credit Agreement”), the Lenders are providing Borrower with certain credit facilities.

2.             As a condition to the availability of such credit facilities, Guarantor is required to enter into this Guaranty and to guaranty the Guarantied Obligations as hereinafter provided.

3.             Guarantor expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrower, as the result of financial or business support which will be provided to Guarantor by Borrower.

AGREEMENT

NOW, THEREFORE, in order to induce the Creditors to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Guarantor hereby represents, warrants, covenants, agrees and guaranties as follows:

2.             Definitions.  This Guaranty is the Guaranty referred to in the Credit Agreement and is one of the Loan Documents.  Terms defined in the Credit Agreement and not otherwise defined in this Guaranty shall have the meanings given those terms in the Credit Agreement when used herein and such definitions are incorporated herein as though set forth in full.  In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

“Creditors” means the Administrative Agent (acting as the Administrative Agent and/or on behalf of the Lenders), and the Lenders, and each of them, and any one or more of them, together with their successors and assigns.  Subject to the terms of the Credit Agreement, any right, remedy, privilege or power of Creditor may be exercised by the Administrative Agent, or by the Requisite Lenders, or by any Lender acting with the consent of the Requisite Lenders.

“Guaranty” means this Guaranty, and any extensions, modifications, renewals, restatements, reaffirmations, supplements or amendments hereof.

“Guarantied Obligations” means all Obligations at any time and from time to time owing to any one or more of the Creditors and arising under one or more of the Loan Documents whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or non-contingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, Guarantor or any other Person.

3.             Guaranty of Guarantied Obligations.  Guarantor hereby irrevocably and unconditionally guaranties and promises to pay and perform on demand the Guarantied Obligations and each and every one of them, including all amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or the security therefor, or otherwise.

4.             Nature of Guaranty.  This Guaranty is irrevocable and continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising.  This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

5.             Relationship to Other Agreements.  Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto.  All provisions contained in the Credit Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.

6.             Subordination of Indebtedness of Borrower to Guarantor to the Guarantied Obligations.  Guarantor agrees that:

(1)           Any indebtedness of Borrower now or hereafter owed to Guarantor hereby is subordinated to the Guarantied Obligations.

(2)           If the Creditors so request, upon the occurrence and during the continuance of any Event of Default, any such indebtedness of Borrower now or hereafter owed to Guarantor shall be collected, enforced and received by Guarantor as trustee for the Creditors and shall be paid over to the Creditors in kind on account of the Guarantied Obligations, but without reducing or affecting in any manner the obligations of Guarantor under the other provisions of this Guaranty.

7.             Statutes of Limitations and Other Laws.  Until the Guarantied Obligations shall have been paid and performed in full, all the rights, privileges, powers and remedies granted to the Creditors hereunder shall continue to exist and may be exercised by the Creditors at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations.  Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable laws.

8.             Waivers and Consents.  Guarantor acknowledges that this Guaranty may support obligations of Persons other than Guarantor and, in full recognition of that fact, Guarantor consents and agrees that the Creditors may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof:

(1)           supplement, modify, amend, extend, renew, or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

(2)           supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

(3)           accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof;

(4)           accept partial payments on the Guarantied Obligations;

(5)           receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof;

(6)           release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Creditors in the exercise of their commercial discretion may determine;

(7)           release any Person or any guarantor from any personal liability with respect to the Guarantied Obligations or any part thereof;

(8)           settle, release on terms satisfactory to the Creditors or by operation of applicable laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and

(9)           consent to the merger, change or any other restructuring or termination of the existence of Borrower or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing existence of any Liens hereunder, under any other Loan Document to which Guarantor is a party or the enforceability hereof or thereof with respect to all or any part of the Guarantied Obligations.

Upon the occurrence of and during the continuance of any Event of Default, the Creditors may enforce this Guaranty independently as to Guarantor and independently of any other remedy or security the Creditors at any time may have or hold in connection with the Guarantied Obligations, and it shall not be necessary for the Creditors to marshal assets in favor of Guarantor, Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Guaranty.  Guarantor expressly waives any right to require the Creditors to marshal assets in favor of Guarantor, Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that the Creditors may proceed against any Person and/or collateral in such order as they shall determine in their sole and absolute discretion.  The Creditors may file a separate action or actions against Guarantor, whether action is brought or prosecuted with respect to any other security or against Borrower or any other Person, or whether any other Person is joined in any such action or actions.  Guarantor agrees that the Creditors, Borrower and any other Person may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting this Guaranty.  The Creditors’ rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by the Creditors upon the bankruptcy, insolvency or reorganization of Borrower, Guarantor or any other Person, or otherwise, all as though such amount had not been paid.  The enforce ability of this Guaranty at all times shall remain effective to guarantee payment and performance of the full amount of all the Guarantied Obligations including, without limitation, the amount of all loans and interest thereon at the rates provided for in the Credit Agreement, even though the Guarantied Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other Person and whether or not Borrower or any other Person shall have any personal liability with respect thereto.  Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower or any other Person with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower or any other Person (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of any Creditor to marshal assets in favor of Guarantor or any other Person, (e) except as otherwise required by law or as provided in this Agreement, any failure of any Creditor to give notice of sale or other disposition of collateral to Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) except as otherwise required by law or as provided in this Agreement, any failure of any Creditor to comply with applicable laws in connection with the sale or other disposition of any collateral or other security for any Guarantied Obligation, including without limitation any failure of any Creditor to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Guarantied Obligation, (g) any act or omission of any Creditor or others that directly or indirectly results in or aids the discharge or release of Borrower, Guarantor or any other Person or the Guarantied Obligations or any other security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of any Creditor to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by any Creditor, in any bankruptcy proceeding of any Person, of the application or non–application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Liens under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Liens in favor of any Creditor for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding, or (p) to the extent permitted in paragraph 40.495(2) of the Nevada Revised Statutes (“NRS”), the benefits of the one-action rule under NRS Section 40.430.

9.             Condition of Borrower.  Guarantor represents and warrants to the Creditors that Guarantor has established adequate means of obtaining from Borrower, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its property, and Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its property.  Guarantor hereby expressly waives and relinquishes any duty on the part of any Creditor (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its property, whether now known or hereafter known by the Creditors during the life of this Guaranty.  With respect to any of the Guarantied Obligations, the Creditors need not inquire into the powers of Borrower or the officers or employees acting or purporting to act on their behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be binding and enforceable.

10.           Liens on Real Property.  In the event that all or any part of the Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, each Guarantor authorizes the Creditors, upon the occurrence of and during the continuance of any Event of Default, at their sole option, without notice or demand and without affecting any Guarantied Obligations of Guarantor, the enforceability of this Guaranty, or the validity or enforceability of any Liens of any Creditor on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale.  Guarantor expressly waives all rights and defenses to the enforcement of this Guaranty or any rights of  any Creditor created or granted hereby or to the recovery by the Creditors  against Borrower, any Guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale because all or any part of the Guarantied Obligations is secured by real Property.  This means, among other things:  (1) the Creditor may collect from any Guarantor without first foreclosing on any real or personal Property collateral pledged by the Borrower; and (2) if the Creditor forecloses on any real Property collateral pledged by the Borrower:  (A) the amount of the Guarantied Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) the Creditor may collect from any Guarantor even if the Creditor, by foreclosing on the real Property collateral, has destroyed any right any Guarantor may have to collect from the Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because all or any part of the Guarantied Obligations is secured by real Property.  Guarantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure ‘‘ 580a, 580b, 580d or 726, or comparable provisions of the laws of any other jurisdiction, including, without limitation, NRS Section 40.430 and judicial decisions relating thereto, and NRS Sections 40.451, 40.455, 40.457 and 40.459, and all other suretyship defenses it otherwise might or would have under California Law or other applicable law.  Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and Guarantor’s or any other Person’s failure to receive any such notice shall not impair or affect Guarantor’s Obligations or the enforceability of this Guaranty or any rights of any Creditor created or granted hereby.

11.           Waiver of Rights of Subrogation.  Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which Guarantor is a Party, Guarantor hereby expressly waives with respect to Borrower and its successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of Borrower or any surety for Borrower, any and all rights at law or in equity to subrogation, reimbursement, to exoneration, to contribution (except as specifically provided in Section 11 below), to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor or against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Guarantor may have or hereafter acquire against Borrower or any other such Person in connection with or as a result of Guarantor’s execution, delivery and/or performance of this Guaranty or any other Loan Document to which Guarantor is a party.  Guarantor agrees that it shall not have or assert any such rights against Borrower or its successors and assigns or any other Person (including any surety) which is directly or indirectly a creditor of Borrower or any surety for Borrower, either directly or as an attempted setoff to any action commenced against Guarantor by Borrower (as borrower or in any other capacity), any Creditor or any other such Person.  Guarantor hereby acknowledges and agrees that this waiver is intended to benefit Borrower and the Creditors and shall not limit or otherwise affect Guarantor’s liability hereunder, under any other Loan Document to which Guarantor is a party, or the enforceability hereof or thereof.

12.           Understandings With Respect to Waivers and Consents.  Guarantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against Borrower, the Creditors or others, or against any Collateral.  Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Guaranty and the waivers and consents set forth herein, or has made an informed decision not to do so.  If this Guaranty or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable law, this Guaranty and such waivers and consents shall be effective to the maximum extent permitted by law.

13.           Costs and Expenses.  Guarantor agrees to pay to the Creditors all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) actually incurred by the Creditors in the enforcement or attempted enforcement of this Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof.  All reasonable advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements (including the reasonably allocated cost of legal counsel employed by the Creditors), actually incurred or paid by the Creditors in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to the Creditors by Guarantor, immediately upon demand, together with interest thereon at the per annum rate then applicable to Base Rate Loans under the Credit Agreement, or the rate of interest set forth in Section 2.2E of the Credit Agreement if applicable.

14.           Liability.  The liability of Guarantor hereunder is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and Guarantor’s liability hereunder may be enforced regardless of the existence of any such guaranties.  Any termination by or release of guarantor in whole or in part shall not affect the continuing liability of  Guarantor hereunder, and no notice of any such termination or release shall be required.

15.           Release of Guarantor.  This Guaranty and all Guarantied Obligations of Guarantor hereunder shall be released when all Obligations of each Party to any Loan Document have been paid in full in Cash or otherwise performed in full and when no portion of both the Revolving Commitment and the Term Commitment remains outstanding.  Upon such release of any or all of Guarantor’s Guarantied Obligations hereunder, the Administrative Agent shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required to evidence or document the release of the Creditors’ rights arising under this Guaranty, all as reasonably requested by, and at the sole expense of, Guarantor.

16.           WAIVER OF JURY TRIAL.  GUARANTOR AND EACH CREDITOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY, ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Guarantor and each Creditor acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Guaranty, and that each will continue to rely on this waiver in their related future dealings.  Guarantor and each Creditor hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE THEREUNDER.  In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

17.           CONSENT TO JURISDICTION; CHOICE OF FORUM.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF

THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION.  Guarantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Guarantor at its address provided below, such service being hereby acknowledged by Guarantor to be sufficient for personal jurisdiction in any action against Guarantor in any such court and to be otherwise effective and binding service in every respect.  Nothing herein shall affect the right to serve process in any other manner permitted by law.

[Remainder of page intentionally left blank.  Signature page to follow.]

18.           THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty by its duly authorized officer as of the date first written above.

“Guarantor”

SILVER LEGACY CAPITAL CORP.,
a Nevada corporation

By:	/s/ Gary Carano

Title:	President and Chief Executive Officer

Address for Guarantor:
407 North Virginia Street
Reno, Nevada 89501
Attn: Bruce Sexton